UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 17, 2007
SANDY SPRING BANCORP, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	000-19065 (Commission file number)	52-1532952 (IRS Employer Identification No)
17801 Georgia Avenue, Olney, Maryland 20832
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (301) 774-6400
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☑     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
Item 8.01 Regulation FD Disclosure.
The following information is furnished to the Securities and Exchange Commission under both Item 2.02 and Item 8.01 of this Form 8-K.
On April 17, 2007, Sandy Spring Bancorp, Inc. issued a news release regarding its results of operations for the quarter ended March 31, 2007. The text of the press release is included as Exhibit 99 to this report.
Non-GAAP Financial Measure. Exhibit 99 includes disclosure and discussion of a traditional efficiency ratio that is a non-GAAP financial measure as defined in Commission Regulation G and Item 10 of Commission Regulation S-K. The Company has for many years used this traditional efficiency ratio as a measure of operating expense control and efficiency of operations. Management believes that this traditional ratio better focuses attention on the operating performance of the Company over time than does a GAAP based ratio, and is highly useful in comparing period-to-period operating performance of the Company’s core business operations. It is used by management as part of its assessment of its performance in managing noninterest expenses. However this measure is supplemental, and is not a substitute for an analysis of performance measures based on GAAP. Exhibit 99 also includes disclosure and discussion of the GAAP-based efficiency ratio and the differences between the two ratios. The traditional efficiency ratio used by the Company may not be comparable to GAAP or non-GAAP efficiency ratios reported by other financial institutions.
Sandy Spring Bancorp, Inc. has filed a registration statement with the SEC relating to a proposed merger transaction with CN Bancorp. The registration statement has become effective. A proxy statement/prospectus relating to that transaction has been distributed to shareholders of CN Bancorp. We urge investors to read the proxy-statement/prospectus and other documents filed and to be filed with the SEC in connection with the transaction or incorporated by reference in the proxy statement/prospectus, because they have contained or will contain important information. Investors may obtain these documents free of charge at the SEC’s web site (www.sec.gov). In addition, documents filed with the SEC by Sandy spring Bancorp, Inc. will be available free of charge from Shareholder Relations at 301-570-8338.
The directors, executive officers, and certain other members of management and employees of CN Bancorp are participants in the solicitation of proxies in favor of the transaction from the shareholders of CN Bancorp. Information about the directors and executive officers of CN Bancorp is included in its Annual Report on Form 10-KSB for the year ended December 31, 2006. Additional information regarding the interest of such participants is included in the proxy statement/prospectus and other relevant documents filed with the SEC.
Neither this Form 8-K nor Exhibit 99 shall constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of such securities in any jurisdiction in which such offer, solicitation or sale is not permitted or would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.
Item 9.01 Financial Statements and Exhibits.
(a)	Financial statements of businesses acquired. Not applicable.

(b)	Pro forma financial information. Not applicable.

(c)	Exhibits. Exhibit 99-News Release dated April 17, 2007.
Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANDY SPRING BANCORP, INC.
By:	/s/ Hunter R. Hollar
Hunter R. Hollar
President and Chief Executive Officer

Dated: April 17, 2007